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                                                                 EXHIBIT 10.58.2


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and dated as of the 29th day of October, 1999, by and among SANWA BANK CALIFORNIA, ("Sanwa"), in its capacity as agent for the Lenders party to the Credit Agreement referred to below (the "Agent"), the Lenders from time to time party thereto, and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company").

                                    RECITALS

         A. Pursuant to that certain Credit Agreement dated as of August 1, 1998, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein. Capitalized terms used but not otherwise defined herein are used with the meanings given such terms in the Credit Agreement.

         B. The Company, the Agent and the Lenders desire to modify the Credit Agreement in certain respects as set forth more particularly below.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Increase in Aggregate Credit Limit. To reflect the agreement of the parties hereto to increase the Aggregate Credit Limit, effective as of the date of this Amendment, the definition of the term "Aggregate Credit Limit" set forth in the Glossary is hereby amended to read in its entirety as follows:

                  "'Aggregate Credit Limit' shall mean $150,000,000.00, as such amount may be increased or decreased by written agreement of the Agent, the Company and one hundred percent (100%) of the Lenders."

         2. Addition of New Lender; Increase in Maximum Commitment. The parties hereto hereby acknowledge and agree that from and after the date of this
Amendment: (a) Bank of America, N.A. ("BofA") will be a Lender under the Credit Agreement with all the rights and benefits and with all the obligations of the existing Lenders thereunder, and (b) Sanwa's Maximum Commitment shall be increased to $30,000,000. Each of BofA and Sanwa hereby agrees to purchase on the date of this Amendment and to accept the assignment and transfer of a portion of the Obligations held by the Existing Lenders consistent with the Commitment Schedule attached hereto as Exhibit A.

         3. Increase in Permitted Advances and Investments. To reflect the agreement of the parties hereto to permit the Company to make more advances and investments to FNF

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Capital, Inc. (formerly Fidelity National Leasing, Inc. and Granite Financial,
Inc.), effective as of the Second Amendment Effective Date (as defined in Paragraph 8 below), subparagraph 9(g)(3) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(3) Advances to and investments by the Company in FNF Capital, Inc. (formerly Fidelity National Leasing, Inc. and Granite Financial, Inc.) from and after December 31, 1997 in an outstanding aggregate dollar amount which when taken with the aggregate dollar amount of outstanding guaranties and other contingent liabilities of the Company for Indebtedness of FNF Capital, Inc. to non-Affiliates incurred or assumed from and after December 31, 1997 does not exceed $75,000,000.00;"

         4. Increase in Minimum Statutory Surplus. To reflect the agreement of the parties hereto to increase the minimum aggregate Statutory Surplus that the Company has to maintain on any date, effective as of the Second Amendment Effective Date, Paragraph 9(o) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "9(o) Minimum Statutory Surplus. Permit any date the aggregate Statutory Surplus of FNNEW and FNTIC to be less than $95,000,000.00."

         5. Commercial Paper Issuer Concentration. To reflect the agreement of the parties hereto to increase the commercial paper issuer concentration for the Company's investments, effective as of the Second Amendment Effective Date, subparagraph (d) of the definition of the term "Primary Quality Investments" set forth in the Glossary is hereby amended to read in its entirety as follows:

                  "(d) Commercial paper issued by obligors rated at least investment grade by Standard and Poor's Corporation (or bearing an equivalent rating of another nationally recognized rating agency) with a maturity not to exceed ninety (90) days and in an aggregate amount not to exceed $10,000,000.00 per issuing institution."

         6. Waiver. The Company has recently entered into an agreement to acquire Chicago Title Company (the "Proposed Acquisition"). As a result of the Proposed Acquisition, the Company has been out of compliance with the negative covenant regarding acquisitions set forth in Paragraph 9(d) of the Credit Agreement, resulting in an Event of Default under Paragraph 10(c) of the Credit Agreement (the "Existing Default"). The Lenders signatory below hereby waive the Existing Default on a one-time basis as of the Second Amendment Effective Date. The Company hereby acknowledges and agrees that nothing contained herein shall constitute any agreement by the Lenders to waive any Event of Default under the Credit Agreement other than that waived pursuant to this Paragraph 6.


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         7. Reaffirmation of Loan Documents. The Company hereby affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Lenders under the Loan Documents or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Loan Documents includes, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby and (c) the Loan Documents remain in full force and effect.

         8. Second Amendment Effective Date. This Amendment shall be effective as of September 30, 1999 (the "Second Amendment Effective Date") on the earliest date that there has been delivered to the Agent:

               (a) A copy of this Amendment, duly executed by each party hereto;

               (b) Such corporate resolutions, incumbency certificates and other authorizing documentation as the Agent may reasonably request; and

               (c) An amendment fee for the account of each Lender (other than BofA) equal to 0.075% multiplied by such Lender's Maximum Commitment as of the date immediately prior to the date of this Amendment.

         9. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders as follows:

               (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

               (b) At and as of the date of execution hereof and at and as of the effective date of this Amendment and both prior to and after giving effect hereto: (i) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (ii) there has not occurred an Event of Default (other than the Existing Default) or Potential Default.

         10. No Other Amendment. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

         11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                              FIDELITY NATIONAL FINANCIAL, INC.,
                                              a Delaware corporation


                                              By: /s/ Alan L. Stinson
                                              Name: Alan L. Stinson
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                              SANWA BANK CALIFORNIA,
                                              as Agent and as a Lender


                                              By:  /s/ Steven L. Skelton
                                              Name: Steven L. Skelton
                                              Title: Vice President & Manager


                                              COMERICA BANK - CALIFORNIA,
                                              as a Lender


                                              By:  /s/ Mario DePascuale
                                              Name:  Mario DePasquale
                                              Title: Assistant Vice President


                                              FIRST BANK & TRUST, as a Lender


                                              By: K. P. Balkrishna
                                              Name:  K.P. (Bala) Balkrishna
                                              Title:  Executive Vice President
                                                      Commercial Banking


                                              SUN TRUST BANK, CENTRAL
                                              FLORIDA, N.A., as a Lender


                                              By:  /s/ W. David Wisdom
                                              Name: W. David Wisdom
                                              Title:  Vice President


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                                              THE SUMITOMO BANK, LIMITED,
                                              LOS ANGELES BRACH, as a Lender


                                              By: /s/ Al Galluzzo
                                              Name: Al Galluzzo
                                              Title: Senior Vice President


                                              WELLS FARGO BANK, N.A.,
                                              as a Lender


                                              By: /s/ David B. Hollingsworth
                                              Name:  David B. Hollingsworth
                                              Title:  Vice President

                                              By: /s/ Mark Haberecht
                                              Name: Mark Haberecht
                                              Title:  Assistant Vice President

                                              BANK OF AMERICA, N.A., as a Lender


                                              By: /s/ Elizabeth W. F. Bishop
                                              Name: Elizabeth W. F. Bishop
                                              Title: Vice President


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                                                                       EXHIBIT A

                               COMMITMENT SCHEDULE
                            (AS OF OCTOBER 29, 1999)

LENDER                                      MAXIMUM COMMITMENT     PERCENTAGE SHARE
------                                      ------------------     ----------------
Sanwa Bank California                         $ 30,000,000          20.000000000%

First Bank & Trust                              20,000,000          13.333333333%

Comerica Bank-California                        20,000,000          13.333333333%

The Sumitomo Bank, Limited                      15,000,000          10.000000000%

Wells Fargo Bank, N.A.                          11,000,000           7.333333334%

Sun Trust Bank, Central Florida, N.A.           11,000,000           7.333333334%

Bank of America, N.A.                           43,000,000          28.666666666%
                                              ------------         -------------
         Aggregate Credit Limit               $150,000,000         100.000000000%


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